Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 1

Dated as of December 21, 2004

Between

CONVERGYS CORPORATION

as Issuer,

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Original Trustee

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Relating to the

$250,000,000

4.875% Senior Notes due 2009

of

Convergys Corporation

SUPPLEMENTAL INDENTURE NO. 1

THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of December 21, 2004 (this “Supplemental Indenture No. 1”), between CONVERGYS CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), U.S. BANK NATIONAL ASSOCIATION, a national banking association having its designated Corporate Trust Office at Cincinnati, Ohio, as successor trustee (the “Trustee”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor-in-interest to Chase Manhattan Trust Company, National Association, a national banking association, as resigning trustee (the “Original Trustee”).

RECITALS:

WHEREAS, the Company and the Original Trustee are parties to an Indenture, dated as of August 31, 2000 (the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 6.9 of the Indenture provides that the Original Trustee may resign at any time by giving notice of such resignation to the Company and, concurrent with the execution hereof, the Original Trustee gives notice, resigns and retires from its appointment as the trustee under the Indenture;

WHEREAS, Section 6.9 of the Indenture provides that the Company may appoint a successor trustee upon the resignation or removal of the Original Trustee and the Company desires to appoint U.S. Bank National Association, as successor trustee;

WHEREAS, Section 6.10 of the Indenture provides that the resignation of the Original Trustee becomes effective upon the written acceptance of a successor trustee under the Indenture, and thereupon the resignation of the retiring Original Trustee shall become effective and such successor trustee shall become vested with all rights, powers and duties of the trustee under the Indenture;

WHEREAS, concurrent with the execution hereof, the Trustee desires to accept and does accept the appointment of successor trustee under the Indenture and the resignation of the Original Trustee will be and does become effective;

WHEREAS, no Securities are currently issued and outstanding under the Indenture and no Holders currently exist thereunder;

WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may from time to time without the consent of any Holders enter into one or more supplemental indentures to the Indenture (i) to establish the form and terms of Securities of any series, including redemption, conversion and repurchase terms and procedures, (ii) to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee with respect to the Securities; and (iii) to amend or supplement any provision contained in the Indenture, provided, that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding in the determination of the Trustee;

WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

WHEREAS, the Company desires to issue a series of 4.875% Senior Notes due 2009 under the Indenture, and has duly authorized the creation and issuance of such notes and the execution and delivery of this Supplemental Indenture No. 1 to modify the Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture No. 1 for the purpose of appointing the Trustee as a successor trustee, establishing the terms of such senior debt securities, providing for the rights, obligations and duties of the Trustee with respect to such debt securities and amending certain provisions of the Indenture; and

WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture No. 1 a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT OF SUCCESSOR TRUSTEE

Section 1.01 Resignation of Original Trustee.

(1) Pursuant to Section 6.9(2) of the Indenture, the Original Trustee hereby notifies the Company that it is hereby resigning as trustee under the Indenture. The Company hereby waives the 30-day notice requirement set forth in Section 6.9(2) of the Indenture.

(2) The Original Trustee hereby represents and warrants to the Trustee, as successor trustee, and the Company that:

(a) As of December 21, 2004, the Original Trustee holds no property under the Indenture.

(b) As of December 21, 2004, no Securities are Outstanding under the Indenture.

(c) This Supplemental Indenture No. 1 has been duly authorized, executed and delivered on behalf of the Original Trustee and constitutes a legal, valid and binding obligation of the Original Trustee.

(d) Except as amended or modified by this Supplemental Indenture No. 1, the Indenture has not been amended or modified.

(3) The Original Trustee hereby assigns, transfers, delivers and confirms to the Trustee all right, title and interest of the Original Trustee in and to the trust under the Indenture and all the rights, powers and duties of the Original Trustee as trustee under the Indenture and all property held by such Original Trustee under the Indenture. The Original Trustee shall execute and deliver such further instruments and shall do such other things as the Trustee may request at the requesting party’s expense so as to more fully and certainly vest and confirm in the Trustee all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to the Trustee as Trustee under the Indenture.

(4) The Original Trustee hereby also resigns as Security Registrar and Paying Agent under the Indenture.

(5) The Original Trustee shall deliver to the Trustee, as of or promptly after the effective date hereof, all property held by it as Trustee under the Indenture and all documents required to be delivered under the Indenture.

Section 1.02 Acceptance of Resignation; Appointment of Successor Trustee.

(1) The Company hereby accepts the resignation of the Original Trustee as trustee, Security Registrar and Paying Agent under the Indenture. Pursuant to Section 6.9 of the Indenture, the Company hereby appoints the Trustee as successor trustee under the Indenture to succeed to, and hereby vests the Trustee with, all the rights, powers and duties of the Original Trustee under the Indenture with like effect as if originally named as Trustee under the Indenture.

(2) The Company hereby represents and warrants to the Original Trustee and the Trustee that:

(a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Ohio.

(b) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

(c) No event has occurred and is continuing which is, or after notice or lapse of time, or both, would become, an Event of Default under Section 5.1 of the Indenture.

(d) There is no action, suit or proceeding pending or, to the Company’s best knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

(e) This Supplemental Indenture No. 1 has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company.

(f) Except as amended or modified by this Supplemental Indenture No. 1, the Indenture has not been amended or modified.

(g) All conditions precedent relating to the appointment of U.S. Bank National Association, as successor Trustee, Security Registrar and Paying Agent under the Indenture, have been complied with by the Company.

(3) The Company hereby appoints the Trustee as Security Registrar and Paying Agent under the Indenture.

Section 1.03 Acceptance of Appointment of Successor Trustee.

(1) The Trustee hereby represents and warrants to the Company that:

(a) The Trustee is qualified and eligible under the provisions of Section 6.8 of the Indenture to act as Trustee under the Indenture.

(b) This Supplemental Indenture No. 1 has been duly authorized, executed and delivered on behalf of the Trustee, as successor trustee, and constitutes a legal, valid and binding obligation of the Trustee.

(2) The Trustee hereby accepts its appointment as successor trustee under the Indenture and accepts the rights, powers and duties of the Original Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

(3) References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the corporate trust office of the Trustee, as successor trustee, identified in the heading of this Supplemental Indenture No. 1 or any other office of the Trustee at which, at any particular time, its corporate trust business shall be administered.

(4) References in the Indenture to “Chase Manhattan Trust Company, National Association” shall be deemed to refer to “U.S. Bank National Association.”

(5) The Successor Trustee hereby accepts its appointment as Security Registrar and Paying Agent under the Indenture.

ARTICLE II

THE 4.875% SENIOR NOTES DUE 2009

Section 2.01 Title of Securities. There shall be a series of Securities designated the “4.875% Senior Notes due 2009” (the “2009 Senior Notes”).

Section 2.02 Limitation of Aggregate Principal Amount. The aggregate principal amount of the 2009 Senior Notes shall initially be limited to $250,000,000. The Company may, without the consent of the Holders of the 2009 Senior Notes, issue additional Securities having the same interest rate, maturity date and other terms (other than issue date and issue price). Any additional Securities, together with the 2009 Senior Notes, will constitute a single series of Securities under the Indenture. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the 2009 Senior Notes.

Section 2.03 Principal Payment Date. The principal amount of the 2009 Senior Notes outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on December 15, 2009, which date shall be the Stated Maturity of the 2009 Senior Notes.

Section 2.04 Interest and Interest Rates. The rate of interest on each Security shall be 4.875% per annum, accruing from December 21, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on June 15 and December 15 of each year commencing June 15, 2005 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any 2009 Senior Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable in respect of any Security, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such 2009 Senior Notes (or one or more Predecessor Securities) is registered at the close of business on fifteenth calendar day prior to such Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for in respect of any 2009 Senior Note shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such 2009 Senior Notes (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the 2009 Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2009 Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Section 2.05 Place of Payment. The Place of Payment where the 2009 Senior Notes may be presented or surrendered for payment, where the 2009 Senior Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the 2009 Senior Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee or at the Company’s office or the Paying Agent’s office maintained for that purpose in the borough of Manhattan, City of New York.

Section 2.06 Redemption.

(1) The Company may redeem the 2009 Senior Notes, in whole or in part, at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount of such 2009 Senior

Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2009 Senior Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 12 30-day months) at the Treasury Rate, plus 20 basis points as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest on the 2009 Senior Notes to the Redemption Date.

(2) The Company shall mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of the 2009 Senior Notes to be redeemed. If less that all of the 2009 Senior Notes then Outstanding are to be redeemed, the 2009 Senior Notes to be redeemed shall be selected by lot by DTC, in the case of 2009 Senior Notes represented by a global security, or by the Trustee by a method the Trustee deems fair and appropriate, in the case of 2009 Senior Notes that are not represented by a global security.

(3) Upon delivery of a notice of redemption, the 2009 Senior Notes called for redemption will become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest to the Redemption Date. Unless the Company defaults in the payment of the Redemption Price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the 2009 Senior Notes or any portion of the 2009 Senior Notes called for redemption by the Company. On or before the Redemption Date, the Company shall deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the 2009 Senior Notes to be redeemed on that date.

(4) For the purposes of this Section 2.06 of Supplemental Indenture No. 1, the terms below are defined as follows:

“Comparable Treasury Issue” means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the 2009 Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. or their respective affiliates which are Primary Treasury Dealers, and its successors; provided, however, that if Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p.m. (New York City time), on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 2.07 Denomination. The 2009 Senior Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof.

Section 2.08 Currency. Principal and interest on the 2009 Senior Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.09 Form of 2009 Senior Notes; Global Security. The 2009 Senior Notes will initially be issued in one or more permanent global securities substantially in the form set forth in Annex A hereto, as a book-entry security.

Section 2.10 Security Registrar and Paying Agent for the 2009 Senior Notes. The Trustee shall serve initially as the Security Registrar and the Paying Agent.

Section 2.11 Sinking Fund Obligations. The Company has no obligation to redeem or purchase any 2009 Senior Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 2.12 Defeasance and Covenant Defeasance. The Company has elected to have Section 4.2 of the Indenture (relating to defeasance and to covenant defeasance) applied to the 2009 Senior Notes.

ARTICLE III

AMENDMENTS TO THE INDENTURE

The amendments contained herein shall apply to the 2009 Senior Notes and to any other series of Securities issued under the Indenture. These amendments shall be effective for as long as the Indenture remains in effect.

Section 3.01 Amendment to Definitions in Section 1.1 of the Indenture. Section 1.1 of the Indenture is amended by inserting, amending, deleting or restating, as the case may be, the following definitions:

(1) The following definitions have been deleted in their entirety:

“Consolidated Tangible Assets”

“Disqualified Capital Stock”

“Permitted Business”

(2) The following definition has been added:

“Consolidated Net Assets” means, as to the Company, as of any particular time the aggregate amount of assets of the Company and its consolidated Subsidiaries at the end of the most recently completed fiscal quarter after deducting therefrom, to the extent otherwise included, all current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, all as set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal quarter (which may be year end) and computed in accordance with GAAP.

(3) The following definitions have been deleted in their entirety and the following definitions are substituted in lieu thereof:

“Indebtedness” means, with respect to any Person, obligations (other than the Securities) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Permitted Liens” means any of the following:

(1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2) Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3) any interest or title of a lessor under any Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

(4) purchase money Liens securing Purchase Money Indebtedness Incurred to finance the acquisition or construction of property of the Company or a Subsidiary of the Company; provided, that:

(a) the related Purchase Money Indebtedness shall not exceed the cost of such property or construction and shall not be secured by any property of the

Company or any Subsidiary of the Company other than the property so acquired or constructed; and

(b) the Lien securing such Indebtedness shall be created not more than 20 days following such acquisition or the beginning of such construction;

(5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(7) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or of its Subsidiaries, including rights of offset and set-off; provided, that;

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and

(b) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

(8) Liens securing Hedging Obligations that are secured by the same assets as secure the subject of such Hedging Obligations;

(9) Liens existing on the date of this Indenture and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under Section 10.5; provided, that such new Liens:

(a) are no less favorable to the Holders of the Securities and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced, and

(b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

(10) Liens in favor of the Company or (other than in the case of Liens securing the Indebtedness of the Company or its Subsidiaries) its Subsidiaries;

(11) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder, or in respect of which the Company or one of its Subsidiaries, as the case may be, at the time in good faith are prosecuting an appeal or proceedings for review and in respect of which the Company and its Subsidiaries have maintained reserves in an amount satisfactory to the Company;

(12) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases to which the Company or any Subsidiary of the Company are a party, and other minor liens or encumbrances none of which in opinion of the Company or in the opinion of such Subsidiary interferes materially with the use of the property affected in the ordinary conduct of business of the Company or the business of such Subsidiary and which defects do not individually or in the aggregate have a material adverse effect on business of the Company and the business of its Subsidiaries on a consolidated basis;

(13) Liens securing Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence;

(14) Liens securing Indebtedness of the Company and its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any of assets of the Company or those of any such Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any such Subsidiary in connection with such disposition;

(15) rights of holders of notes or debentures issued by the Company or its Subsidiaries in deposits placed in trust to legally or “in substance” defease such notes or debentures;

(16) any Lien deemed to be created in connection with the securitization of accounts, receivables, instruments, chattel paper or other rights to payment of the Company or its Subsidiaries, (a) to the extent (i) such assets are transferred to a special purpose entity, (which may be owned by the Company or any Subsidiary of the Company but is not consolidated for accounting purposes with such transferor or owner) where such transfer is a “true sale” for accounting purposes, and (ii) the face principal amount of such assets at any time outstanding is not more than $350,000,000 or (b) which is granted by any such special purpose entity in the assets so transferred to it;

(17) Liens on the property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any of its Subsidiaries; provided that such Liens were not incurred in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or any such Subsidiary;

(18) Liens securing obligations under borrowings from the State of Ohio under Chapter 166 of the Ohio Revised Code; and

(19) Liens securing Indebtedness in an aggregate principal amount together with all Liens securing other Indebtedness of the Company and its Subsidiaries outstanding on the date that such Indebtedness is Incurred (other than Liens described in clauses 1 through 18 above) not exceeding 15% of the Company’s Consolidated Net Assets.

Section 3.02 Amendment to Section 8.1 of the Indenture. The first paragraph of Section 8.1 of the Indenture is amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

“The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets (determined on a consolidated basis for the Company and its Subsidiaries) to any Person unless;”

Section 3.03 Amendment to Article 10 of the Indenture. Article 10 of the Indenture is amended by deleting Section 10.6 in its entirety.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture No. 1, the Indenture shall remain in full force and effect as executed.

Section 4.02 General Definitions. For purposes of this Supplemental Indenture No. 1:

(1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture:

(2) All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

(3) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 1.

Section 4.03 Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

Section 4.04 Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture No. 1 are made by the Company, and the Trustee and the Original Trustee assume no responsibility for the correctness of such recitals.

Section 4.05 Counterparts. This Supplemental Indenture No. 1 may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

Section 4.06 Governing Law. This Supplemental Indenture No. 1 and the 2009 Senior Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into, in each case, performed in said state.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture No. 1 as of the date first above written.

CONVERGYS CORPORATION
(the “Company”)

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as successor trustee (the “Trustee”)

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as resigning trustee (the “Original Trustee”)

By:
Name:
Title:

ANNEX A

FORM OF GLOBAL NOTE

ANNEX A TO SUPPLEMENTAL INDENTURE NO. 1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), registered owner hereof, Cede & Co., has an interest herein.

No.	CUSIP:
ISIN:

CONVERGYS CORPORATION

4.875% SENIOR NOTES DUE 2009

Principal Amount:	$250,000,000

Stated Maturity Date:	December 15, 2009

Original Issue Date:	December 21, 2004

Interest Rate:	4.875% per annum

CONVERGYS CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from December 21, 2004 at the Interest Rate specified above on June 15, 2005 and thereafter semi-annually on June 15 and December 15 of each year (each an “Interest Payment Date”), until the Principal Amount will have been paid or duly provided for.

On an Interest Payment Date, interest will be paid to the persons in whose names the Notes (as defined below) were registered as of the Regular Record Date. With respect to any Interest Payment Date, while the Notes remain in the form of a global security, the Regular Record Date will be 15 calendar days prior to the relevant Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full semi-annual interest period will be computed on the basis of the number of days elapsed in a 180-day semi-annual period of six 30-day months. If any Interest Payment Date falls on a date that is not a Business Day, then payment of interest will be made on the next succeeding day that is a Business Day and no additional interest will accrue because of the delayed payment.

Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof.

The Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to maturity. The Redemption Price for the Notes to be redeemed on any Redemption Date will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 20 basis points as determined by the Reference Treasury Dealer; plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations; or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary U.S. Government Securities dealer in New York City.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. (or their successors or affiliates that are Primary Security Dealers; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p. m. (New York City time) on the third Business Day preceding such Redemption Date.

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“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Company will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of Notes represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global security.

This Note is one of a duly authorized series of Securities of the Company, issuable in one or more series under and pursuant to an indenture dated as of August 31, 2000 (the “Original Indenture”) duly executed and delivered between the Company and Chase Manhattan Trust Company, National Association, as trustee (the “Original Trustee”), and have been designated pursuant to Supplemental Indenture No. 1 thereto dated December 21, 2004 (the “Supplemental Indenture” and together with the Original Indenture, the “Indenture”) between the Company, J.P. Morgan Trust Company, National Association, as successor-in-interest to the Original Trustee, and U.S. Bank National Association, as successor trustee (the “Trustee”). Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Securities designated on the face hereof.

Notes may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Notes of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in the Indenture. In respect of any Notes so surrendered for exchange, the Company will execute, the Trustee will authenticate and such office or agency will deliver in exchange therefor the Note or Notes of the same series which the Holder making the exchange will be entitled to receive, bearing numbers not contemporaneously outstanding.

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The Company will keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City of New York, in which, subject to such reasonable regulations as it may prescribe, the Company will register the Notes and the transfers of Notes. The Securities Registrar for the purpose of registering Notes and transfer of Notes will initially be the Trustee or such other person as may be subsequently appointed as authorized by Board Resolution or Company Order.

Upon surrender for transfer of any Note at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City of New York, or other location as aforesaid, the Company will execute, the Trustee will authenticate and such office or agency will deliver in the name of the transferee or transferees a new Note or Notes presented for a like aggregate principal amount.

All Notes presented or surrendered for exchange or registration of transfer will be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

Except as provided in the Indenture, no service charge will be assessed for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto as provided in the Indenture.

The Company will neither be required (i) to issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Notes or portions thereof called for redemption.

As long as this Note is represented in global form registered in the name of The Depository Trust Company or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no global security shall be exchangeable or transferable.

So long as any Notes remain outstanding, the Company agrees to maintain an office or agency with respect to each such series, which will be in the Borough of Manhattan, the City of New York or at such other location or locations as may be designated as provided in the Indenture, where (i) Notes may be presented for payment, (ii) Notes may be presented for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company will, by written notice signed by an Authorized Officer and delivered to the Trustee, designate some other office or agency for such purposes or any of them. The Company may also from time to time designate one or more other offices or agencies for the foregoing purposes within or outside the Borough of Manhattan, City of New York, and may from time to time rescind such designations.

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The Trustee or its agent at its offices in New York, New York will initially act as Securities Registrar and paying agent for the Notes. The Notes are not subject to any sinking fund.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

Prior to the due presentment for registration of transfer of any Notes, the Company, the Trustee, any Paying Agent and any Securities Registrar may deem and treat the person in whose name such Note will be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note will be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to the Indenture) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Securities Registrar will be affected by any notice to the contrary.

The Company and the Trustee may execute supplemental indentures without the consent of any Holder of Notes for certain purposes as specified in the Indenture and with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities for certain other purposes as specified in the Indenture.

No recourse will be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

THIS NOTE WILL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture.

This Note will not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication hereon will have been signed by or on behalf of the Trustee.

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IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

CONVERGYS CORPORATION
an Ohio corporation

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in accordance with, and referred to in, the within mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

SIGNATURE PAGE TO

GLOBAL SECURITY FOR $250,000,000 OF

4.875% SENIOR NOTES DUE 2009

OF CONVERGYS CORPORATION

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

Insert assignee’s Social Security or tax I.D. no.

Print or type assignee’s name, address and zip code)

and all rights thereunder and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

Notice: The signature to this assignment must correspond with the name as it appears on the first page of the within Note.